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                                                                    Exhibit 99.1


                 TEXT OF PRESS RELEASE DATED SEPTEMBER 3, 1997


                                                           FOR IMMEDIATE RELEASE



            INTEGRATED PROCESS EQUIPMENT CORP. ANNOUNCES OFFERING OF
                         CONVERTIBLE SUBORDINATED NOTES


          SAN JOSE, CALIFORNIA, September 3, 1997 -- Integrated Process Equipment Corp. (NASDAQ: IPEC) today announced that it intends, subject to market and other conditions, to raise $100 million (excluding the proceeds of the over-allotment option, if any) through a private offering of convertible subordinated notes within the United States to qualified institutional buyers and other institutional accredited investors.

          The Company stated that it intends to use the net proceeds of the offering for repayment of bank debt, expansion of sales and service operations in Asia, facilities expansion and general corporate purposes, including working capital and research and development. No other terms were disclosed.

          The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable securities laws or available exemptions from the registration requirements.